Exhibit 3.1

                       CERTIFICATE OF INCORPORATION

                                   OF

                          ELCO INDUSTRIES, INC.


     FIRST.  The name of this corporation is ELCO INDUSTRIES, INC.

     SECOND. Its registered office in the State of Delaware is to be located at 900 Market street, in the City of Wilmington, County of New Castle, and its registered agent is CORPORATION SERVICE
COMPANY, 900 Market Street, Wilmington, Delaware

     THIRD. The nature of the business and the objects and purposes to be transacted, promoted and carried on are to do any or all of the things herein mentioned as fully and to the same extent as natural persons might or could do, and in any part of the world, viz:

     To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware, including, but not limited to the design, development, manufacture, sale and distribution of fasteners, cold-headed products and other components, devices and items formed or otherwise created or manufactured from metals, plastics or other materials, and to carry on and engage in any and all lawful activities in any way associated with the conduct of each business and the objectives and purposes herein set forth.

     FOURTH. The total number of shares of all classes of stock which the corporation shall have authority to issue is 20,250,000 shares, of which 20,000,000 shares shall be common stock having a par value of $5.00 per share, and 250,000 shares shall be preferred stock having a par value of $1.00 per share amounting in the aggregate to $100,250,000. The preferred stock shall be issued from time to time in one or more series with such serial designations and (a) may have such voting powers, full or limited, or may be without voting powers; (b) may be subject to redemption at such time or times and at such prices; (c) may be entitled to receive dividends (which may be cumulative or noncumulative) at such rate or rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes of stock; (d) may have such rights upon the dissolution of, or upon any distribution of the assets of, the corporation; (e) may be made convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the corporation, at such price or prices or at such rates of exchange, and with such adjustments; and (f) shall have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the issue of such Preferred Stock from time to time adopted by the board of directors pursuant to authority so to do which is hereby vested in the board.

     Each share of Common Stock shall entitle the holder thereof to one vote, in person or by proxy, at any and all meetings of the stockholders of the corporation, on all matters to be voted upon by the stockholders, including the election of Directors, and there shall be no cumulative voting.

     No stockholder, as such, shall have any preemptive right to subscribe for or purchase any additional shares of stock or securities convertible into or carrying warrants or options to acquire shares of stock in the corporation.

     Any and all right, title, interest and claim in or to any dividends declared by the corporation, whether in cash, stock or otherwise, which are unclaimed by the stockholder entitled thereto for a period of six years after the close of business on the payment date, shall be and be deemed to be extinguished and abandoned; and such unclaimed dividends in the possession of the corporation, its transfer agents or other agents or depositaries, shall at such time become the absolute property of the corporation, free and clear of any and all claims of any persons whatsoever.

     FIFTH. The name and mailing address of each of the incorporator or incorporators is as follows:

          NAME                           MAILING ADDRESS

     L. W. PHILLIPS                     900 Market Street
                                      Wilmington, Delaware
     A. F. TIMER                        900 Market Street
                                      Wilmington, Delaware
     L. PANARIELLO                      900 Market Street
                                      Wilmington, Delaware

     SIXTH. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

     To make, alter or repeal the by-laws of the corporation.

     To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

     To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which was created.

     By a majority of the whole board, to designate one or more committees, each committee to consist of two or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting the committee. Any such committee, to the extent provided in the resolution or in the by-laws of the corporation, shall have and may exercise the power of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; provided, however, the by-laws may provide that in the absence of disqualifications of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting the place of any such absent or disqualified member.

     When and as authorized by the affirmative vote of the holders of no less than 66 2/3% of the stock issued and outstanding having voting power at a stockholders' meeting duly called upon such notice as is required by statute, or when authorized by the written consent of the holders of no less than 66 2/3% of the voting stock issued and outstanding, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its good will and its corporate franchises, or to merge or consolidate with another corporation or corporations upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests the corporation.

     SEVENTH. Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

     EIGHTH. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statue, and all rights conferred upon stockholders herein are granted subject to this reservation.

     NINTH. (a) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner, he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporations a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable (for negligence or misconduct in the performance of his duty) to the corporation unless and only to the extent that the Court of Chancery or the Court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     (c) To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under paragraphs (a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (a) and (b). Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (5) by the stockholders.

     (e) Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporations authorized in this Article.

     (f) The indemnification and advancement of expenses provided by or granted pursuant to the other sections of this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may bet entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     (g) The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article.

     (h) The indemnification and advancement of expenses provided by, or granted pursuant to this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     TENTH (a) In addition to any affirmative vote required by law or this Certificate of Incorporation except as otherwise expressly provided in paragraph (b) of this Article Tenth any Business Combination shall require the affirmative vote of the holders of at least 80% of the combined voting power of the Voting Shares, voting together as a single class (it being understood that for the purposes of this Article Tenth each Voting Share shall have the number of votes granted to it pursuant to Article Fourth of this Certificate of Incorporation).

     (b) The provisions of this Article Tenth shall not be applicable to any particular Business Combination and such Business Combination shall require only such affirmative vote as is required by law and any other provision of this Certificate of Incorporation if all of the conditions specified in either of the following subparagraphs (1) and (2) of this paragraph b are met.

     (1) The Business Combination shall have been approved by two-thirds of the Disinterested Directors.

     (2) All of the following conditions shall have been met:

     (A) The Business Combination shall provide for consideration to be received by all holders of common shares in exchange for all their shares and the aggregate amount of the cash and the Fair Market Value as of the date of consummation of the Business Combination of consideration other than cash to be received per share by holders of common shares in such Business Combination shall be at least equal to the higher of the following:

     (i) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder or any Affiliate or Associate of the Interested Stockholder to acquire any common shares beneficially owned by the Interested Stockholder which were acquired (a) within the two year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date") or (b) in the transaction in which it became an Interested Stockholder whichever is higher; and

     (ii) The Fair Market Value per common share on the first trading date after the Announcement Date or on the first trading date after the date of the first public announcement that the Interested Stockholder became an Interested Stockholder (the "Determination Date"), whichever is higher.

     (B) The Business Combination shall provide for consideration to be received by all holders of outstanding shares other than common shares in exchange for all such shares and the aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of outstanding shares other than common shares shall be at least equal to the highest of the following (it being intended that the requirements of this subparagraph (2)(b) shall be required to be met with respect to every class and series of outstanding shares other than common shares whether or not the Interested Stockholder or any Affiliate or Associates of the Interested Stockholder has previously acquired any shares of a particular class or series):

     (i) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers fees) paid by the Interested Stockholder or any Affiliate or Associate of the Interested Stockholder to acquire any shares of such class or series beneficially owned by the Interested Stockholder which were acquired (a) within the 2-year period immediately prior to the Announcement Date or (b) in the transaction in which it became an Interested Stockholder, whichever is higher;

     (ii) (if applicable) the highest preferential amount per share to which the holders of shares of such class or series are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation;

     (iii) the Fair Market Value per share of such class or series on the first trading date after the Announcement Date or on the Determination Date, whichever is higher; and

     (iv) an amount equal to the Fair Market Value per share of such class or series determined pursuant to clause (iii) times the highest value obtained in calculating the following quotient for each class or series of which the Interested Stockholder has acquired shares within the 2-year period ending on the Announcement
Date: (x) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder or any Affiliate or Associate of the Interested Stockholder for any shares of such class or series acquired within such 2-year period divided by (y) the market value per share of such class or series on the first day in such 2-year period on which the Interested Stockholder or any Affiliate or Associate of the Interested Stockholder acquired any shares of such class or series.

     (C) The consideration to be received by holders of a particular class or series of outstanding shares shall be in cash or in the same form as the Interested Stockholder or any Affiliate or Associate of the Interested Stockholder has previously paid to acquire shares of such class or series beneficially owned by the Interested Stockholder. If the Interested Stockholder and any Affiliates or Associates of the Interested Stockholder have paid for shares of any class or series with varying forms of consideration, the form of consideration for such class or series shall be either cash or the form used to acquire the largest number of shares of such class or series beneficially owned by the Interested Stockholder.

     (D) After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business
Combination: (i) except as approved by two-thirds of the Disinterested Directors, there shall have been no failure to declare and pay at the regular date therefor any full periodic dividends (whether or not cumulative) of any outstanding shares of the corporation other than the common shares; (ii) there shall have been (a) no reduction in the annual rate of dividends paid on the common shares (except as necessary to reflect any subdivision of the common shares), except as approved by two-thirds of the Disinterested Directors, and (b) an increase in such annual rate of dividends (as necessary to prevent any such reduction) in the event of any reclassification (including any reverse share split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding common shares; and (iii) such Interested Stockholder shall not have become the beneficial owner of any additional Voting Shares except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder.

     (E) After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the corporation or any Subsidiary whether in anticipation of or in connection with such Business Combination or otherwise.

     (F) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to public stockholders of the corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

     (c) For purposes of this Article Tenth:

     (1) "Business Combination" shall mean any of the following:

     (A) any merger, consolidation or share exchange of the corporation or any Subsidiary with or involving (1) any Interested Stockholder or (2) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger, consolidation, or share exchange would be, an Affiliate or an Associate of an Interested Stockholder;

     (B) any sale, lease, exchange: mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder (other than the corporation or any Subsidiary) of any assets of the corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) equal to 10% or more of the corporation s consolidated net worth as of its then most recent fiscal year end;

     (C) the issuance or transfer by the corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the corporation or any Subsidiary to any Interested
Stockholder or any Affiliate or Associate of any Interested
Stockholder;

     (D) the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by, or in which anything other than cash will be received by, an Interested Stockholder or any Affiliate or Associate of an Interested Stockholder; or

     (E) any reclassification of securities (including any reverse share split), or recapitalization of the corporation, or any merger, consolidation or share exchange of the corporation with or involving any of its Subsidiaries which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder;

     (2) "Voting Shares" shall mean the then outstanding shares of all classes and series of the corporation entitled to vote generally at the election of directors.

     (3) "Person" shall mean any individual, firm, corporation, partnership, trust or other entity.

     (4) "Interested Stockholder" shall mean any person (other than (i) the corporation, (ii) any Subsidiary, or (iii) any profit-sharing, employee stock ownership or other employee benefit plan or trust of the corporation or any trustee or fiduciary thereof acting in such capacity) who which is the beneficial owner, directly or indirectly, of Voting Shares conveying 10% or more of the combined voting power of the outstanding Voting Shares.

     (5) A person shall be a "beneficial owner" of any Voting
Shares:

     (A) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly;

     (B) which such person or any of its Affiliates or Associates has (i) the right to acquire(whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote or direct the vote pursuant to any agreement, arrangement or understanding; or

     (C) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any Voting Shares.

     (6) For the purposes of determining whether a person is an Interested Stockholder pursuant to subparagraph (4) of this paragraph c, the number of Voting Shares deemed to be outstanding shall include shares deemed owned by such person through application of subparagraph (5) of this paragraph c but shall not include any other Voting Shares which maybe issuable to other persons pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, exchange rights, warrants or options, or otherwise.

     (7) "Affiliate" and "Associates" shall have the respective meanings ascribed to such terms in Rule 12b-2 or the General Rules and Regulations under the Securities Exchange Act of 1934, as amended from time to time, or any successor provision (or the respective meanings last ascribed thereto if there are no amended, or successor provisions).

     (8) "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the corporation: provided, however, that for the purposes of the definition of Interested Stockholder set forth in subparagraph (4) of this paragraph c, the term "Subsidiary" shall mean only a corporation of which a majority of each class or equity security is owned, directly or indirectly, by the corporation.

     (9) "Disinterested Director" means any member of the board of directors of the corporation who: (A) is neither the Interested Stockholder nor an Affiliate or Associate of the Interested Stockholder; (B) was a member of the board of directors prior to the time that the Interested Stockholder became an Interested Stockholder, or was recommended to succeed a Disinterested Director by a majority of the Disinterested Directors then in office; and
(C) was not nominated for election as a director by the Interested Stockholder or any Affiliate or Associate of the Interested Stockholder.

     (10) "Fair Market Value" means (a) in the case of shares, the highest closing sale price during the 30-day period immediately preceding the date in question of a share on the New York Stock Exchange Composite Tape, or, if such shares are not quoted on the Composite Tape, on the New York Stock Exchange, or if such shares are not listed on such Exchange, on the principal United States Securities exchange registered under the Securities Exchange Act of 1934 on which such shares are listed, or, if such shares are not listed on any such exchange, the highest closing sale price or bid quotation with respect to a share during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc., Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share as determined by a majority of the Disinterested Directors in good faith; and (b) in the case of property other than cash or shares, the fair market value of such property on the date in question as determined by a majority of the Disinterested Directors in good faith.

     (11) In the event of any Business Combination in which the corporation survives, the phrase consideration other than cash to be received as used in subparagraphs (2)(A) and (B)of paragraph b of this Article Tenth shall include the common shares and the shares of any other class or series retained by the holders of such shares.

     (d) A majority of the Disinterested Directors shall have the power to determine, for the purposes of this Article Tenth (1) whether a person is an Interested Stockholder, (2) the number of Voting Shares beneficially owned by any person, (3) whether a person is an Affiliate or Associate of another, and (4) whether the assets which are the subject of any Business Combination have an aggregate Fair Market Value equal to 10% or more of the corporation's consolidated net worth as of its then most recent fiscal year end. Such determination shall be conclusive and binding for all purposes of this Article Tenth.

     (e) Nothing contained in this Article Tenth shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

     (f) Notwithstanding any other provisions of this Certificate of Incorporation or the By-laws of the corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the By-laws of the corporation), the affirmative vote of the holders of 80% or more of the combined voting power of the then outstanding Voting Shares voting together as a single class, shall be required to amend, or repeal, or to adopt any provision inconsistent with, any provision in this Article Tenth.

     ELEVENTH. No director of the Corporation shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the directors duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     TWELFTH. (a) Number of Directors. The number of directors of the Corporation shall be fixed and may from time to time be increased or decreased by the board of directors, but in no event shall the number of directors be less than six or more than twelve.

     (b) Classified Directors. Directors shall be elected at the annual meetings or special meetings of the stockholders. Notwithstanding anything to the contrary in the By-laws, effective as of the annual meeting of the stockholders in 1988, the board of directors shall be divided into three classes, designated as Class 1, Class 2 and Class 3, as nearly equal in number as possible. The term of office of one class shall expire at each annual meeting of stockholders, and in all cases as to each director until his successor shall be elected and shall qualify, or until his earlier resignation, removal from office, death or incapacity. The initial term of office of directors of Class 1 shall expire at the annual meeting of stockholders in 1989, that of Class 2 at the annual meeting of stockholders in 1990, that of Class 3 at the annual meeting; of stockholders in 1991, and in all cases as to each director until his successor shall be elected and shall qualify, or until his earlier resignation, removal from office, death or incapacity. After 1988 at each annual meeting of stockholders that number of directors equal to the number of directors of the class whose term expires at the time of such meeting (or, if less, that number of directors properly nominated and qualified for election) shall be elected to hold office until the third succeeding annual meeting of stockholders after their election.

     (c) Vacancies; New Directorships. Vacancies on the board of directors shall be filled as provided in the By-laws. Any director chosen to fill such a vacancy shall hold office until the next election the class for which such director shall have been chosen and until his successor shall have been elected and qualified. or until his earlier resignation, removal from office, death or incapacity.

     Additional directorships resulting from an increase in the number of directors shall be apportioned among the classes as equally as possible. When the number of directors is increased by the board and newly created directorships are filled by the board, there shall be no classification of the additional directors until the next annual meeting of stockholders. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

     (d) Required Vote. Notwithstanding anything contained in the certificate to the contrary, the affirmative vote of at least 75% of the shares entitled to vote shall be required to alter, amend or repeal, or adopt any provisions inconsistent with, this Article Twelfth, or to fix (including by increase or decrease)the number of directors of the Corporation by vote of the Corporation's stockholders.